Exhibit 99.1

SciQuest Announces Second Quarter Financial Results

Achieves Quarterly Guidance

Continues to Build Momentum in the Commercial Market

Updates 2013 Guidance

CARY, N.C. – August 1, 2013 – SciQuest, Inc. (Nasdaq: SQI), a leading provider of cloud-based business automation solutions for spend management, today announced its financial results for the second quarter ended June 30, 2013.

Stephen Wiehe, President and Chief Executive Officer of SciQuest, said, “During the second quarter we continued to execute our strategic plan while we generated results that were at the high end of our quarterly guidance ranges. Non-GAAP revenue grew 45 percent and non-GAAP earnings per share increased by 50 percent compared to second quarter 2012 levels. Significant wins in the Commercial market together with the impact of the two acquisitions completed in the second half of 2012 helped fuel topline performance. In addition, we drove additional integration progress during the quarter and completed the vast majority of the work necessary to ensure a successful rollout of our July software release. As a result, we continued to add new customers such as Microsoft, The Chicago Cubs and the state of Wisconsin. We are therefore well positioned to overcome two short-term challenges in the second half of the year that have caused a moderation in 2013 financial guidance. However, our future prospects remain strong and our long-term financial targets for growth and profitability are unchanged.”

Second Quarter 2013 Results

SciQuest reported GAAP revenues of $21.2 million for the quarter ended June 30, 2013 compared to $15.2 million in the second quarter of 2012.

GAAP loss from operations in the second quarter of 2013 was $1.1 million compared to GAAP income from operations of $0.8 million in the second quarter of 2012. GAAP net loss was $0.5 million in the second quarter of 2013 compared to GAAP net income of $0.4 million in the same quarter in the prior year. The primary drivers of the decline from 2012 were the expected impacts of the SciQuest Canada (formerly known as Upside Software) and Spend Radar acquisitions.

GAAP basic net loss per share was $0.02 in the second quarter of 2013 based on 22.8 million average basic shares outstanding. GAAP diluted net income per share in the second quarter of 2012 was $0.02 based on 22.7 million average diluted shares outstanding.

Non-GAAP revenues(1) in the second quarter of 2013 were $22.0 million, up 45% from the prior year.

Non-GAAP income from operations(2) in the second quarter of 2013 was $3.5 million compared to $2.2 million in the second quarter of 2012. Non-GAAP net income(3) in the second quarter of 2013 was $2.1 million compared to $1.4 million in the same quarter in the prior year.

Non-GAAP diluted net income per share(3) was $0.09 in the second quarter of 2013 based on 23.3 million average diluted shares outstanding. Based on 22.7 million average diluted shares outstanding, non-GAAP diluted net income per share(3) in the second quarter of 2012 was $0.06.

Business Outlook

SciQuest is issuing the following guidance for the third quarter and updating its full year 2013 guidance:

Third quarter 2013

•	GAAP revenues to be between $21.2 million and $21.5 million.

•	GAAP basic net loss per share to be between $0.03 and $0.04.

•	Basic weighted average shares outstanding to be approximately 22.8 million.

•	Non-GAAP revenues(1) to be between $22.0 million and $22.3 million.

•	Non-GAAP diluted net income per share(3) to be between $0.08 and $0.09.

•	Diluted weighted average shares outstanding to be approximately 23.4 million.

Full Year 2013

•	GAAP revenues to be between $84.9 million and $85.5 million.

•	GAAP basic net loss per share to be between $0.11 and $0.13.

•	Basic weighted average shares outstanding to be approximately 22.7 million.

•	Net cash provided by operating activities to be between $15.8 million and $16.3 million.

•

Purchase of property and equipment of approximately $3.5 million, capitalization of software development costs of approximately $4.2 million and acquisition related cash costs of approximately $2.4 million.

•	Non-GAAP revenues(1) to be between $87.6 million and $88.2 million.

•	Non-GAAP diluted net income per share(3) to be between $0.33 and $0.35.

•	Diluted weighted average shares outstanding to be approximately 23.2 million.

•	Adjusted free cash flow(4) to be between $10.5 million and $11.0 million.

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.

ENDNOTES

1)	Non-GAAP revenues exclude the purchase accounting deferred revenue adjustment.

2)	Non-GAAP income and loss from operations excludes the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software.

3)	Non-GAAP net income and non-GAAP diluted net income per share exclude the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software. Non-GAAP net income includes the negative tax effect of these items.

4)	Adjusted free cash flow is defined as net cash provided by operating activities plus acquisition-related costs, less purchases of (i) property and equipment and (ii) capitalization of software development costs.

Conference Call Information

What:	SciQuest’s second quarter 2013 financial results conference call
When:	Thursday, August 1, 2013
Time:	4:30 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(855) 297-9383, domestic
(708) 290-1311, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international

Live and replay conference ID code: 19700346

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, such as acquisition related expenses; (iv) the purchase accounting impact on deferred revenue; and (v) the beneficial income tax effect of these items; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest

With a reputation for deep domain knowledge, a solid customer-driven portfolio, and industry-leading customer satisfaction, SciQuest (Nasdaq: SQI) is the largest public provider of cloud-based business automation solutions for spend management that turn spending into savings. SciQuest solutions enable greater visibility and compliance organization-wide to help you gain control, optimize efficiencies, and reduce spend. These cloud-based solutions are easier to implement and proven to deliver measurable, sustainable value with SciQuest’s high-touch support, analysis and automation.

To join the conversation, please visit our blog, The Open Kitchen—http://www.sciquest.com/blog/ or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements, including references to the remainder of 2013, long-term targets and all statements in the “Business Outlook” section. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

SQI-F

SciQuest media contact:

Michelle Perkins

SciQuest, Inc.

919-659-2228

mperkins@sciquest.com

SciQuest Investor contact:

Jamie Andelman

SciQuest, Inc.

919-659-2322

jandelman@sciquest.com

SCIQUEST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except per share amounts)

	As of June 30, 2013	As of December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,097	$15,606
Short-term investments	35,310	29,740
Accounts receivable, net	10,598	12,916
Prepaid expenses and other current assets	1,317	1,434
Deferred tax asset	90	77

Total current assets	58,412	59,773
Property and equipment, net	8,882	7,093
Goodwill	36,553	37,295
Intangible assets, net	14,426	16,346
Deferred project costs	6,438	6,962
Deferred tax asset	13,929	12,682
Other	120	173

Total assets	$138,760	$140,324

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,220	$1,864
Accrued liabilities	7,597	8,771
Deferred revenues	46,283	47,821

Total current liabilities	55,100	58,456
Deferred revenues, less current portion	13,468	14,640
Stockholders’ equity:
Common stock, $0.001 par value; 50,000 shares authorized; 22,893 and 22,525 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	23	23
Additional paid-in capital	87,022	81,894
Accumulated other comprehensive loss	(1,147)	(115)
Accumulated deficit	(15,706)	(14,574)

Total stockholders’ equity	70,192	67,228

Total liabilities and stockholders’ equity	$138,760	$140,324

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues	$21,205	$15,180	$41,870	$29,588
Cost of revenues (1)(2)	6,569	4,409	13,183	8,586

Gross profit	14,636	10,771	28,687	21,002

Operating expenses: (1)
Research and development	6,851	3,134	13,393	6,171
Sales and marketing	5,259	4,009	10,730	8,115
General and administrative	3,089	2,599	5,984	5,171
Amortization of intangible assets	489	209	943	418

Total operating expenses	15,688	9,951	31,050	19,875

(Loss) income from operations	(1,052)	820	(2,363)	1,127
Other income (expense), net:
Interest income	20	32	40	56
Other (expense) income, net	(19)	(18)	(45)	(3)

Total other income (expense), net	1	14	(5)	53

(Loss) income before income taxes	(1,051)	834	(2,368)	1,180
Income tax benefit (expense)	531	(434)	1,236	(627)

Net (loss) income	$(520)	$400	$(1,132)	$553

Other comprehensive (loss) income:
Foreign currency translation adjustments	(708)	—	(1,032)	6

Comprehensive (loss) income	$(1,228)	$400	$(2,164)	$559

Net (loss) income per share
Basic	$(0.02)	$0.02	$(0.05)	$0.02
Diluted	$(0.02)	$0.02	$(0.05)	$0.02
Weighted average shares outstanding used in computing per share amounts
Basic	22,788	22,237	22,677	22,213
Diluted	22,788	22,676	22,677	22,653

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cost of revenues	$124	$(39)	$244	$82
Research and development	434	258	846	499
Sales and marketing	449	352	882	650
General and administrative	717	570	1,314	1,063

	$1,724	$1,141	$3,286	$2,294

(2) Cost of revenues includes amortization of capitalized software development costs of:
Amortization of capitalized software development costs:	$454	$194	$821	$342
Amortization of acquired software:	325	42	650	84

	$779	$236	$1,471	$426

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2013	2012
	(unaudited)
Cash flows from operating activities
Net (loss) income	$(1,132)	$553
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,431	1,501
Stock-based compensation expense	3,286	2,294
Deferred taxes	(1,260)	515
Changes in operating assets and liabilities:
Accounts receivable	2,216	3,286
Prepaid expense and other current assets	110	(341)
Deferred project costs and other assets	576	(27)
Accounts payable	(632)	(102)
Accrued liabilities	(1,141)	(1,161)
Deferred revenues	(2,518)	(123)

Net cash provided by operating activities	2,936	6,395
Cash flows from investing activities
Addition of capitalized software development costs	(1,996)	(1,323)
Purchase of property and equipment	(1,666)	(1,529)
Purchase of short-term investments	(13,925)	(1,200)
Maturities of short-term investments	8,355	8,925

Net cash (used in) provided by investing activities	(9,232)	4,873
Cash flows from financing activities
Proceeds from exercise of common stock options	1,296	266
Proceeds from employee stock purchase plan activity	547	—

Net cash provided by financing activities	1,843	266
Effect of exchange rate change on cash and cash equivalents	(56)	6
Net (decrease) increase in cash and cash equivalents	(4,509)	11,540
Cash and cash equivalents at beginning of the period	15,606	14,958

Cash and cash equivalents at end of the period	$11,097	$26,498

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Net (Loss) Income to Non-GAAP

Net Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net (loss) income	$(520)	$400	$(1,132)	$553
Purchase accounting deferred revenue adjustment	829	—	1,485	—
Amortization of intangible assets	489	209	943	418
Amortization of acquired software	325	42	650	84
Stock-based compensation	1,724	1,141	3,286	2,294
Acquisition related costs	1,200	—	2,400	—
Tax effect of adjustments	(1,900)	(433)	(3,726)	(921)

Non-GAAP net income	$2,147	$1,359	$3,906	$2,428

Non-GAAP net income per share:
Basic	$0.09	$0.06	$0.17	$0.11
Diluted	$0.09	$0.06	$0.17	$0.11
Weighted average shares outstanding used in computing per share amounts:
Basic	22,788	22,237	22,677	22,213
Diluted	23,276	22,676	23,107	22,653

Reconciliation of (Loss) Income from Operations to Non- GAAP

Income from Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
(Loss) income from operations	$(1,052)	$820	$(2,363)	$1,127
Purchase accounting deferred revenue adjustment	829	—	1,485	—
Amortization of intangible assets	489	209	943	418
Amortization of acquired software	325	42	650	84
Stock-based compensation	1,724	1,141	3,286	2,294
Acquisition related costs	1,200	—	2,400	—

Non-GAAP income from operations	$3,515	$2,212	$6,401	$3,923

Reconciliation of Operating Expenses to Non-GAAP

Operating Expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating expenses	$15,688	$9,951	$31,050	$19,875
Amortization of intangible assets	(489)	(209)	(943)	(418)
Stock-based compensation	(1,600)	(1,180)	(3,042)	(2,212)
Acquisition related costs	(1,200)	—	(2,400)	—

Non-GAAP operating expenses	$12,399	$8,562	$24,665	$17,245

Reconciliation of Net Cash Provided by Operating

Activities to Adjusted Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$520	$4,789	$2,936	$6,395
Purchase of property and equipment	(779)	(527)	(1,666)	(1,529)
Capitalization of software development costs	(917)	(734)	(1,996)	(1,323)

Free cash flow	(1,176)	3,528	(726)	3,543
Acquisition-related costs	2,400	—	2,400	—

Adjusted free cash flow	$1,224	$3,528	$1,674	$3,543

RECONCILIATION DATA

(UNAUDITED)

(in thousands)

Reconciliation of Revenues to Non-GAAP Revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$21,205	$15,180	$41,870	$29,588
Purchase accounting deferred revenue adjustment	829	—	1,485	—

Non-GAAP Revenues	$22,034	$15,180	$43,355	$29,588

Reconciliation of Cost of Revenues to Non-GAAP Cost of

Revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of revenues	$6,569	$4,409	$13,183	$8,586
Amortization of acquired software	(325)	(42)	(650)	(84)
Stock-based compensation	(124)	39	(244)	(82)

Non-GAAP Cost of revenues	$6,120	$4,406	$12,289	$8,420

Reconciliation of Research and Development to Non- GAAP

Research and Development:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Research and development	$6,851	$3,134	$13,393	$6,171
Stock-based compensation	(434)	(258)	(846)	(499)
Acquisition related costs	(600)	—	(1,200)	—

Non-GAAP Research and development	$5,817	$2,876	$11,347	$5,672

Reconciliation of Sales and Marketing to Non- GAAP

Sales and Marketing:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Sales and marketing	$5,259	$4,009	$10,730	$8,115
Stock-based compensation	(449)	(352)	(882)	(650)
Acquisition related costs	(600)	—	(1,200)	—

Non-GAAP Sales and marketing	$4,210	$3,657	$8,648	$7,465

Reconciliation of General and Administrative to

Non-GAAP General and Administrative:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
General and administrative	$3,089	$2,599	$5,984	$5,171
Stock-based compensation	(717)	(570)	(1,314)	(1,063)

Non-GAAP General and administrative	$2,372	$2,029	$4,670	$4,108

Reconciliation of Amortization of Intangible Assets to

Non-GAAP Amortization of Intangible Assets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Amortization of intangible assets	$489	$209	$943	$418
Amortization of intangible assets	(489)	(209)	(943)	(418)

Non-GAAP Amortization of intangible assets	$—	$—	$—	$—

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Revenue Outlook to Non-GAAP Revenue Outlook:

	Three Months Ended September 30, 2013		Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range	Low end of Range	High end of Range
Revenues	$21,200	$21,500	$84,900	$85,500
Purchase accounting deferred revenue adjustment	$800	$800	$2,700	$2,700

Non-GAAP revenues	$22,000	$22,300	$87,600	$88,200

Reconciliation of (Loss) Earnings per Share Outlook to Non-GAAP Earnings per Share Outlook:

	Three Months Ended September 30, 2013		Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range	Low end of Range	High end of Range
Loss per Share	$(0.04)	$(0.03)	$(0.13)	$(0.11)
Purchase accounting deferred revenue adjustment per share	0.04	0.04	0.12	0.12
Amortization of intangible assets per share and acquired software per share	0.03	0.03	0.13	0.13
Stock-based compensation per share	0.08	0.08	0.30	0.30
Acquisition related costs per share	0.05	0.05	0.21	0.21
Tax effect of adjustments per share	(0.08)	(0.08)	(0.30)	(0.30)

Non-GAAP earnings per share	$0.08	$0.09	$0.33	$0.35

Reconciliaton of Net Cash Provided by Operating Activities Outlook to Adjusted Free Cash Flow Outlook:

	Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range
Net cash provided by operating activities	$15,800	$16,300
Purchase of property and equipment	$(3,500)	$(3,500)
Capitalization of software development costs	$(4,200)	$(4,200)
Acquisition related costs	$2,400	$2,400

Adjusted free cash flow	$10,500	$11,000